                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): May 28, 1998



                             JAVELIN SYSTEMS, INC.
            (Exact name of registrant as specified in its charter)



                                   Delaware
                (State or other jurisdiction of incorporation)



      0-21477                                                        52-1945748
(Commission File No.)                          (IRS Employer Identification No.)

                              1881 Langley Avenue
                           Irvine, California 92614
             (Address of principal executive offices and zip code)


      Registrant's telephone number, including area code:  (714) 223-5130
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Item 4.     Change in Registrant's Certifying Accountant.

     (a)    Previous independent accountants

            (i) On May 28, 1998, the Registrant elected to replace Ernst & Young LLP ("Ernst & Young") as its independent accountants.

            (ii) The reports of Ernst & Young on the Registrant's financial statements as of June 30, 1996 and 1997 and for each of the years in the two-year period ended June 30, 1997 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

            (iii) The Registrant's audit committee has approved the Registrant's dismissal of Ernst & Young and the engagement of Price Waterhouse LLP ("Price Waterhouse") as the Registrant's independent accountants.

            (iv) During the Registrant's two most recent fiscal years and through May 28, 1998, there have been no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Ernst & Young would have caused them to make reference thereto in their report.

            (v) During the two most recent fiscal years and through May 28, 1998, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1) (v)) .

            (vi) The Registrant has requested that Ernst & Young furnish it with a letter addressed to the Securities and Exchange Commission (the "SEC") stating whether or not it agrees with the above statements.

     (b)    New independent accountants

            (i) The Registrant engaged Price Waterhouse as its new independent accountants as of May 28, 1998. During the two most recent fiscal years and through May 28, 1998, the Registrant has not consulted with Price Waterhouse on items which (1) are described in Regulation S-K Item 304(a)(2)(i) or (2) concerned the subject matter of a disagreement or reportable event with the former accountants (as described in Regulation S-K Item 304(a)(2)(ii)).



Item 7.     Financial Statements and Exhibits.

     (c)    Exhibits.
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            16     Letter dated May 29, 1998 from Ernst & Young LLP, the
                   Registrant's former accountants, to the SEC.
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Javelin Systems, Inc.



Dated: June 1, 1998                   By: /s/ Horace Hertz
       ------                             -----------------------------
                                          Horace Hertz
                                          Chief Financial Officer
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                               INDEX TO EXHIBITS

            16 Letter dated May 29, 1998 from Ernst & Young LLP, the Registrant's former accountants, to the SEC.